UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

CAPITAL TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement

On December 31, 2008 (the “Effective Date”), Capital Trust, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Amended Agreement”) with the Company’s chief operating officer, Stephen D. Plavin. The Company and Mr. Plavin entered into the Amended Agreement to amend certain deferred compensation and termination provisions to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance published thereunder (the “Code”).

Mr. Plavin’s employment had been extended pursuant to the terms of his previous employment agreement, and the Amended Agreement reflects the extended term which ends on December 31, 2009.

The foregoing description is qualified in its entirety by reference to the Amended Agreement, which will be attached as an exhibit to the Company’s annual report on Form 10-K for the period ended December 31, 2008, which the Company intends to file in March 2009.

Letter Agreements

On December 31, 2008, the Company and the Company’s wholly-owned subsidiary, CT Investment Management Co., LLC (“CTIMCO”), entered into a letter agreement with each of the Company’s chief executive officer, John R. Klopp, the Company’s chief financial officer, Geoffrey G. Jervis, and the Company’s chief credit officer and head of asset management, Thomas C. Ruffing. The letter agreement with Mr. Jervis provides that his employment agreement with the Company and CTIMCO shall be amended to reflect the changes incorporated into the Amended Agreement to comply with Section 409A of the Code and commits the parties to execute an amended and restated employment agreement to reflect such changes in January 2009. Each letter agreement with Mr. Klopp and Mr. Ruffing contains an agreement of the parties to enter into similar amendments to his respective employment agreement with the Company and CTIMCO to the extent the parties agree to extend or renew his respective employment agreement beyond December 31, 2008 and commits the parties to decide whether to extend or renew the employment agreement and, if so extended or renewed, to execute an amended and restated employment agreement to reflect such changes in the first quarter of 2009.

The foregoing description is qualified in its entirety by reference to the letter agreements, which will be attached as exhibits to the Company’s annual report on Form 10-K for the period ended December 31, 2008, which the Company intends to file in March 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis Title: Chief Financial Officer

Date: January 7, 2009